Sprott Funds Trust N-CSR

EX.99.906CERT

Certification Pursuant to Rule 30a-2(b) and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Sprott Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Sprott Funds Trust for the period ended December 31, 2023 (“Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Sprott Funds Trust for the stated period.

/s/ Thomas W. Ulrich	/s/ Varinder Bhathal
President, Sprott Funds Trust	Treasurer, Sprott Funds Trust
Date: March 11, 2024	Date: March 11,2024

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.

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